Exhibit 99.1

PRESS RELEASE

MARCUS L. SMITH APPOINTED TO MSCI INC. BOARD OF DIRECTORS

NEW YORK, November 2, 2017— MSCI Inc. (NYSE: MSCI), a leading provider of indexes and portfolio construction and risk management tools and services for global investors, announced today that Marcus L. Smith has been appointed to MSCI’s Board of Directors (“Board”). His appointment became effective on November 2, 2017.

Mr. Smith was the Director of Equity (Canada) and a portfolio manager at MFS Investment Management (“MFS”) until his retirement in April 2017. As a portfolio manager, he was responsible for managing the MFS Institutional International Equity Portfolio and the International Concentrated Portfolio. He joined MFS in 1994 and held a variety of positions, including Director of Equity (Asia) from 2010 to 2012, based in Boston, Director of Asian Research from 2005 to 2009, based in Singapore, and Equity Analyst from 1995 to 2000, based in London.

Henry A. Fernandez, MSCI’s Chairman and Chief Executive Officer, said, “We are very excited to have Marcus join the MSCI Board. With over 20 years of experience and leadership in fundamental equity investing and international portfolio management, Marcus will be an invaluable asset to MSCI and our shareholders.”

Mr. Smith is currently on the board of directors of DCT Industrial Trust Inc. He is also a trustee of the University of Mount Union and has served as the chairman of the finance committee since September 2015. He also currently sits on the Boston advisory board of the Posse Foundation. Mr. Smith holds a bachelor of science degree from the University of Mount Union and an M.B.A. degree from the Wharton School, University of Pennsylvania.

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About MSCI

For more than 45 years, MSCI’s research-based indexes and analytics have helped the world’s leading investors build and manage better portfolios. Clients rely on our offerings for deeper insights into the drivers of performance and risk in their portfolios, broad asset class coverage and innovative research.

Our line of products and services includes indexes, analytical models, data, real estate benchmarks and ESG research.

MSCI serves 99 of the top 100 largest money managers, according to the most recent P&I ranking.

For more information, visit us at www.msci.com. MSCI#IR

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect our actual results, levels of activity, performance or achievements.

Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in MSCI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the Securities and Exchange Commission (“SEC”) on February 24, 2017 and in quarterly reports on Form 10-Q and current reports on Form 8-K filed or furnished with the SEC. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what MSCI projected. Any forward-looking statement in this press release reflects MSCI’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to MSCI’s operations, results of operations, growth strategy and liquidity. MSCI assumes no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise, except as required by law.

CONTACT:

MSCI Inc.

Investors

Stephen Davidson, + 1 212-981-1090

stephen.davidson@msci.com

or

Media

Peyton Kay, + 1 212-981-7463

peyton.kay@msci.com